Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-193189, 333-170770 and 333-113797 on Form S-8 of our reports dated March 12, 2014, relating to the financial statements and financial statement schedule of Semiconductor Manufacturing International Corporation, appearing in this Annual Report on Form 20-F of Semiconductor Manufacturing International Corporation for the year ended December 31, 2013.

/s/ Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong

April 25, 2016